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Exhibit 99.1

Tab Products Co.
Business Model

Over its 50-year history, Tab has developed considerable expertise and a strong brand in the records management segment of the broader document management industry. The Company markets to over 19,000 customers and offers a value proposition that is based on helping them minimize the risk and cost involved in managing their mission critical documents. The Company has manufacturing plants in the US and Canada and markets through multiple channels of distribution in the US, Canada, Europe and Australia. Approximately 75% of Tab's revenue comes from the US operation and 25% comes from the International businesses. The Company's principal product and service offerings include the following:

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  File folders and color coded file labels for proper organization and accurate filing and retrieval of paper documents;

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  Software which uses bar coding for reliably locating documents that move within an organization;

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  Storage equipment for effective use of filing space and safe, easy access to files;

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  Imaging services for converting paper documents to digital form with proper indexing for reliable retrieval;

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  Consulting services on the most cost effective document management, including appropriate document retention policies;

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  File room management services enabling companies to outsource this function.

Tab currently utilizes three sales distribution channels to achieve broadest market coverage for both large and small customers. Plans for a fourth channel are being evaluated and, if appropriate, will be launched in late FY2002.

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  The Company's direct sales force focuses primarily on large and medium sized organizations in major metropolitan areas and accounts for the largest portion of revenue.

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  Independent distributors ("Channel Partners") focus primarily on medium and smaller organizations. For many Channel Partners, Tab's products represent a major portion of their business.

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  A Direct Marketing channel exists through a combined catalog and telesales function. The Company's telesales staff provides customers with a convenient order entry facility and enables Tab to reach customers that cannot be served in a cost effective manner by the Company's or Channel Partner's sales representatives.

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  During FY2002 the Company plans to evaluate the opportunities available through marketing and selling its supplies products through the Internet. A number of strategic customers have expressed an interest in an electronic catalog with order-entry capability and an efficient interface to existing e-commerce software.

The Company is unique in the industry with its multiple channels of distribution. The benefits provided by the direct sales organization are its national coverage, sales control and low variable costs. The benefits of the independent dealers are their speed to market, low fixed cost and leveragible infrastructure. The benefits of a telesales function are its low fixed and variable costs. Each channel has its unique economic advantage at different product mix and volume levels. However, the Company

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believes that all these channels can co-exist with minimum conflict to bring the maximum market coverage, profitability and growth to the business.

Tab manufactures a major portion of its product line to specific customer orders and also utilizes lower cost outside suppliers when appropriate.

Over the last few years, a number of Tab's customers have been asking for a single supplier to manage all their paper and other forms of documents. The Company has determined that partnering with technology providers is key to successful delivery of a Tab branded Electronic Document Management Solution. Furthermore, Tab has negotiated a reseller agreement with an industry leading software firm, which enables the Company to explore a program for bringing electronic document management solutions to Tab's customers who want a single provider to help manage both their paper and digital documents.

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Tab Products Co. Business Model